U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 13, 2006

PARAFIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-9071	74-2026624
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

5190 Neil Road - Suite 430, Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 613-3131

_______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 13, 2005, the Registrant entered into an Acquisition Agreement (the “Acquisition Agreement”) with Rukos Security Advise AG of Frankfurt an Main, Germany (“Rukos”) As previously reported in its Current Report on Form 8-K, dated January 13, 2006, Rukos has acted as the Registrant in connection with a private placement which raised $6,000,000. Under the Acquisition Agreement, the Rukos has agreed to acquire no less than 51% and up to 100% of the 15,000,000 issued and outstanding shares of PC_E, Inc., a privately held Nevada corporation (“PCE”), for by exchanging two shares of the Registrant’s stock that it owns for each share of PCE stock. The Registrant will purchase the PCE stock from Rukos for $.40 per share (an aggregate of $6,000,000 if all 15,000,000 shares are purchased). As of the date of this filing, Rukos had acquired 9,763,784 shares of PCE representing approximately 65.1 % of PCE’s issued and outstanding shares. Upon the consummation of the acquisition, PCE will be operated as a subsidiary of the Registrant and the financial statements of both corporations will be consolidated.

PCE, whose business in a development stage, has developed and manufactures and markets the “Personal Computer Environment” for the computer workspace (U.S. Patent Pending), a striking C-shaped design which extends one or more LCD monitors directly in front of the user. This places the user in the center of their computing, communications and entertainment devices.

PCE’s innovative design is ergonomically engineered to reduce users susceptibility to repetitive stress injuries and musculoskeletal disorders and, therefore, contributes to decreased employee health care costs and increased productivity. Modular in design, the units can be customized for a broad range of business and entertainment applications that utilize monitors and computers.

This agreement was announced in a press release on February 13, 2006.

In connection with this agreement, the Registrant has entered into a consulting agreement with Allan G. Quattrin (see Exhibit 3). Under this agreement, which has a term of 180 days, Mr. Quattrin will be performing certain services and consulting related to the agreement with PCE Computers, Inc. Under the terms of this Agreement, Mr. Quattrin will be paid the sum of 5,000,000 free trading shares of common stock in the following manner: Parafin to issue, or cause to be issued, five million (5,000,000) shares of its common stock issued pursuant to an S-8 registration statement under the Securities Act of 1933 to the Consultants. Three million (3,000,000) shares of the Client’s common stock issued pursuant to an S-8 registration statement under the Securities Act of 1933 to the Consultants once Parafin has signed an Agreement to Acquire up to 100% of the issued and outstanding shares of PCE and the remaining two million (2,000,000) shares once Parafin has taken delivery of at least sixty-five percent (65%) of the issued and outstanding shares of PCE.

ITEM 9.01 FINANCIAL STATEMENTS AS EXHIBITS

(a) Financial Statements of Business Acquired

To be filed by amendment.

(b) Pro Forma Financial Information

To be filed by amendment.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

1.            Acquisition Agreement, dated February 13, 2006, by and between the Registrant and Rukos Security Advice AG.

2.	Press Release, dated February 13, 2006
3.	Consulting Agreement dated February 13, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ParaFin Corporation

Dated: February 20, 2006	By: /s/ Sidney B. Fowlds
Sidney B. Fowlds, President